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                                                                     Exhibit 5.1

                              [MOTOROLA LETTERHEAD]


                                December 26, 2001

Motorola, Inc.
1303 E. Algonquin Road
Schaumburg, IL  60196

Ladies and Gentlemen:

         I am Senior Corporate Counsel in the Law Department of Motorola, Inc., a Delaware corporation (the "Corporation"), and, as such, I have acted as counsel for the Corporation in the preparation of a Registration Statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), on the date hereof in connection with the proposed offer and sale of the following securities (collectively, the "Securities") of the Corporation having an aggregate initial offering price of up to $2,000,000,000:

         (i) senior debt securities generally in the form incorporated by reference as Exhibit 4.8 to the Registration Statement, with appropriate insertions (the "Senior Debt Securities");

         (ii) subordinated debt securities generally in the form incorporated by reference as Exhibit 4.9 to the Registration Statement, with appropriate insertions (the "Subordinated Debt Securities," and together with the Senior Debt Securities, the "Debt Securities");

         (iii) common stock, par value $3 per share (the "Common Stock"), of the Corporation;

         (iv) warrants to purchase Debt Securities or Common Stock (collectively, the "Warrants"); and

         (v) purchase contracts obligating holders to purchase from the Corporation shares of Common Stock (the "Stock Purchase Contracts").

         The Securities may be offered separately or as part of units with other Securities, in separate series, in amounts, at prices, and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the "Prospectus") constituting a part of the Registration Statement, and in the Registration Statement.

         The Senior Debt Securities are to be issued under one or more indentures generally in the form incorporated by reference as Exhibit 4.5 to the Registration Statement (the "Senior Indenture"). The Subordinated Debt Securities are to be issued under one or more indentures generally in the form incorporated by reference as Exhibit 4.7 to the Registration Statement, with appropriate insertions (the "Subordinated Indentures"), to be entered into by the Corporation and a trustee or trustees to be named by the Corporation. The Warrants are to be issued under warrant agreements generally in the forms incorporated by reference as Exhibits 4.10 and 4.11 to the Registration



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Motorola, Inc.
December 26, 2001
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Statement, with appropriate insertions (the "Warrant Agreements"), to be entered into by the Corporation and warrant agents to be named by the Corporation. The Stock Purchase Contracts are to be issued under purchase contract agreements
(the "Purchase Contract Agreements") to be entered into by the Corporation and purchase contract agents to be named by the Corporation.

         Certain terms of the Securities to be issued by the Corporation from time to time will be approved by the Board of Directors of the Corporation or a committee thereof or certain authorized officers of the Corporation as part of the corporate action taken and to be taken (the "Corporate Proceedings") in connection with issuance of the Securities. I have examined or am otherwise familiar with the Restated Certificate of Incorporation, as amended, of the Corporation, the Bylaws of the Corporation, as amended, the Registration Statement, such of the Corporate Proceedings as have occurred as of the date hereof, and such other documents, records and instruments as I have deemed necessary or appropriate for the purposes of this opinion.

         Based on the foregoing, I am of the opinion that:

         (i) the Common Stock, when authorized and sold as contemplated in the Registration Statement, will be validly issued by the Corporation and will be duly authorized, fully paid and non-assessable; and

         (ii) the Debt Securities, the Warrants and the Stock Purchase Contracts, when authorized and sold as contemplated in the Registration Statement, will be validly issued by the Corporation and will constitute valid and legally binding obligations of the Corporation, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

         The foregoing opinions assume that (i) the consideration designated in the applicable Corporate Proceedings for any Common Stock shall have been received by the Corporation in accordance with applicable law; (ii) the applicable Indenture and any Warrant Agreement or Purchase Contract Agreement shall have been duly authorized, executed and delivered by all parties thereto other than the Corporation; (iii) the Registration Statement shall have become effective under the Securities Act; and (iv) the applicable Indenture shall have become duly qualified under the Trust Indenture Act of 1939, as amended.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Prospectus included therein under the caption "Legal Matters" with respect to the matters stated therein.

                                               Very truly yours,


                                               /s/ Jeffrey A. Brown
                                               ---------------------------------
                                               Jeffrey A. Brown
                                               Senior Corporate Counsel
                                               Law Department